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                                                                    Exhibit 3.12

                         ROMA BAR MANAGEMENT CORPORATION

                               A Texas Corporation

                           AMENDED AND RESTATED BYLAWS
                                    ARTICLE I

                                     OFFICES

            Section 1. The principal offices of the corporation shall be located in the City of Dallas, County of Dallas, State of Texas.

            Section 2. The corporation may also have offices at such other places, within and without the State of Texas, as the board of directors may from time to time determine or as the business of the corporation may require.

                                   ARTICLE II
                            MEETINGS OF SHAREHOLDERS

            Section 1. All annual meetings of shareholders shall be held at the offices of the corporation in the City of Dallas, State of Texas, or at such other place, within or without the State of Texas, as may be designated by the board of directors and stated in the notice of the meeting or in a duly executed waiver of notice thereof. Special meetings of shareholders may be held at such place, within or without the State of Texas, and at such time as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

            Section 2. Annual meetings of shareholders, commencing with the year 1985 shall be held on the second Wednesday in April


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if not a legal holiday, and if a legal holiday, then on the next secular day following at 10:00 A.M., at which they shall elect by a plurality vote a board of directors, and transact such other business as may be properly brought before the meeting.

            Section 3. Special meetings of the shareholders may be called by the president, the board of directors or the holders of not less than one-tenth (1/10th) of all shares of any class of stock of the corporation entitled to vote at the meeting.

            Section 4. Written or printed notice signed by the president, a vice president, the secretary, or an assistant secretary and stating the place, day and hour of the meeting and the purpose or purposes for which the meeting is called, shall be either delivered personally to, or shall be mailed postage prepaid, not less than ten (10) nor more than fifty (50) days before the day of the meeting, by or at the direction of the president, the secretary, or the officer or person calling the meeting, to each shareholder of record entitled to vote at such meeting.

            Section 5. Business transacted at any special meeting shall be confined to the purposes stated in the notice thereof.

            Section 6. The holders of a majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at meetings of shareholders except as otherwise provided in the articles of incorporation. If, however, a quorum shall not be present or represented at any


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meeting of the shareholders, the shareholders present in person or represented by proxy shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified and called. The shareholders present at a duly organized meeting may continue to transact business until adjournment notwithstanding the withdrawal of some shareholders prior to adjournment, but in no event shall a quorum consist of less than one-third (1/3) of the holders of the shares entitled to vote and thus represented at such meeting.

            Section 7. The vote of the holders of a majority of the shares entitled to vote and represented at a meeting at which a quorum is present shall be the act of the shareholders' meeting, unless the vote of a greater number is required by the articles of incorporation.

            Section 8. Each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of shareholders, except to the extent that the voting rights of the shares of any class or series within a class are limited or denied by the articles of incorporation or the Texas Business Corporation Act. At any election for directors every shareholder entitled to vote at any such election


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shall have the right to vote, in person or by proxy, the number of shares owned by him for as many persons as there are directors to be elected and for whose election he has a right to vote, and stockholders of the corporation are expressly prohibited from cumulating their votes in any election for directors of the corporation.

            Section 9. A shareholder may vote in person or may be represented and vote by a proxy or proxies appointed by an instrument in writing. In the event that any such instrument in writing shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or, if only one shall be present, then that one shall have and may exercise all of the powers conferred by such written instrument upon all of the persons so designated unless the instrument shall otherwise provide. No such proxy shall be valid after the expiration of eleven (11) months from the date of its execution, unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution. Subject to the above, any proxy duly executed is not revoked and continues in full force and effect until an instrument revoking it or a duly executed proxy bearing a later date is filed with the secretary of the corporation. Each proxy shall be revocable unless expressly provided therein to be irrevocable.


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            Section 10. The officer or agent having charge of the stock transfer books shall make, at least ten (10) days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and number of shares held by each, which list, for a period of ten (10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be subject to inspection by any shareholder at any time during the usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer book or to vote at any such meeting of shareholders.

            Section 11. Any action required by the statutes to be taken at a meeting of the shareholders, or any action which may be taken at a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof, and such consent shall have the same force and effect as a unanimous vote of shareholders.

            Section 12. Shareholders may participate in and hold a meeting by means of conference telephone or similar communication


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equipment by means of which all persons participating in the meeting can hear each other. Participation in such a meeting shall constitute presence in person at the meeting, except where a person participates in the meeting for the express purpose of objecting to the transaction of any business on the ground the meeting is not lawfully called or convened.

                                   ARTICLE III
                                    DIRECTORS

            Section 1. The business and affairs of the corporation shall be managed by its board of directors which may exercise all such powers of the corporation and do all such lawful acts and things as are not by statute or by the articles of incorporation or by these bylaws directed or required to be exercised and done by the shareholders.

            Section 2. The board shall have not less than two (2) nor more than nine (9) directors or trustees, all of whom shall be of full age and at least one of whom shall be a citizen of the United States, except that, if all the shares of the corporation are owned beneficially and of record by either one or two shareholders, the number of directors may be less than two but not less than the number of shareholders. It is not necessary for directors to be residents of the State of Texas or shareholders of the corporation. The number of directors constituting the board shall be such number as shall be from time to time specified by resolution of the board of directors;


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provided, however, no director's term shall be shortened by reason of a resolution reducing the number of directors; and further provided that the number of directors constituting the initial board of directors shall be two
(2), and shall remain at such number unless and until changed by resolution of the board of directors.

            Section 3. The directors shall be elected at the annual meeting of the shareholders by a plurality of the votes cast at such election. But if for any reason such directors shall not be elected at the annual meeting of the shareholders, they may be elected at any special meeting of the shareholders which is called and held for that purpose. Each director elected shall hold office until his successor is elected and qualified.

            Section 4. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall be elected for the unexpired term of his predecessor in office. Any directorship to be filled by reason of an increase in the number of directors may be filled by a majority vote of the directors then in office, and if not filled in that manner shall be filled by election at an annual meeting or at a special meeting of the shareholders entitled to vote called for that purpose.


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            Section 5. Any directors of the corporation may be removed or discharged, with or without cause, at a Special Meeting of the Shareholders called for that purpose.

                      MEETINGS OF THE BOARD OF DIRECTORS

            Section 6. Meetings of the board of directors, regular or special, may be held either within or without the State of Texas.

            Section 7. The first meeting of each newly elected board of directors shall be at such time and place as shall be fixed by the vote of the shareholders at the annual meeting of shareholders and no notice of such meeting shall be necessary to the newly elected directors in order legally to constitute the meeting, provided a quorum shall be present. In the event of the failure of the shareholders to fix the time and place of such first meeting of the newly elected board of directors, or in the event such meeting is not held at the time and place so fixed by the shareholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the board of directors, or as shall be specified in a written waiver signed by all of the directors.

            Section 8. Regular meetings of the board of directors may be held without notice at such time and at such place as shall from time to time be determined by the board.

            Section 9. Special meetings of the board of directors may be called by the president and shall be called by the


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secretary on the written request of two of the directors. Written notice of special meetings of the board of directors shall be given to each director at least three (3) days before the day of the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

            Section 10. A majority of the directors shall constitute a quorum for the transaction of business and the act of at least a majority of the directors present at a meeting at which a quorum is present shall be required to constitute the act of the board of directors, unless a greater number is required or a lesser number is permitted by the articles of incorporation. If a quorum shall not be present at any meeting of the board of directors, the directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified and called.

            Section 11. Any director may resign at any time by mailing or delivering or by transmitting by telegram or cable written notice of his resignation to the board of directors, the president, or to the secretary of the corporation; and any such resignation shall take effect at the time specified therein or,


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if no time is specified therein, then such resignation shall take effect immediately upon the receipt thereof.

            Section 12. Any action required or permitted to be taken at any meeting of the board of directors, or of any committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the board or of such committee, as the case may be, and such consent shall have the same force and effect as a unanimous vote at a meeting.

                             COMMITTEES OF DIRECTORS

            Section 13. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more directors to constitute an executive committee which, to the extent provided in such resolution, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of the executive committee shall be filled by the board of directors at a regular or special meeting of the board. The executive committee shall keep regular minutes of its proceedings and report the same to the board of directors when required. The designation of such committee and the delegation thereto of authority shall not operate to relieve the board of directors or


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any member thereof of any responsibility imposed on it or him by law.

            Section 14. The board of directors may, by resolution adopted by a majority of the whole board, designate one or more committees in addition to the executive committee, each such other committee to consist of one or more directors of the corporation, which committee or committees, to the extent provided in such resolution or resolutions and not theretofore granted to the executive committee, shall have and may exercise all of the authority of the board of directors in the business and affairs of the corporation, and may have power to authorize the seal of the corporation to be affixed to all papers which may require it. Vacancies in the membership of any such committees shall be filled by the board of directors at a regular or special meeting of the board of directors. Each committee shall keep regular minutes of its proceedings and report the same to the board when required. The designation of such committees and the delegation thereto of authority shall not operate to relieve the board of directors, or any member thereof, or any responsibility imposed upon it or him by law.

                                   ARTICLE IV
                                     NOTICES

            Section 1. Notices to directors and shareholders shall be in writing and delivered personally or mailed to the directors or shareholders at their addresses appearing on the books of the


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corporation. Notice by mail shall be deemed to be given at the time when same shall be mailed. Notice to directors may also be given by telegram, and shall be deemed delivered when same shall be deposited at a telegraph office for transmission and all appropriate fees therefore have been paid.

            Section 2. Whenever any notice is required to be given to any shareholder or director under the provisions of the statutes or of the articles of incorporation or of these bylaws, a waiver thereof in writing signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

            Section 3. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business on the ground that the meeting is now lawfully called or convened.

                                    ARTICLE V
                                    OFFICERS

            Section 1. The officers of the corporation shall consist of a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer, each of whom shall be elected by the board of directors. Any two or more offices may be held by the same person.

            Section 2. The board of directors at its first meeting after each annual meeting of shareholders shall choose a chief


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executive officer, a president, one or more vice presidents, a secretary and a treasurer, none of whom need be a member of the board.

            Section 3. Such other officers and assistant officers and agents as may be deemed necessary may be elected or appointed by the board of directors.

            Section 4. The salaries of the chief executive officer and president of the corporation shall be fixed by the board of directors. The salaries of all other officers and agents shall be set by the chief executive officer and president, but shall be subject to ultimate review by the board of directors if the board of directors so desires.

            Section 5. The officers of the corporation shall hold office until their successors are chosen and qualify. Any officer or agent or member of any committee elected or appointed by the board of directors may be removed by the board of directors whenever in its judgment the best interests of the corporation will be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Any vacancy occurring in any office of the corporation by death, resignation, removal or otherwise shall be filled by the board of directors.

                             CHIEF EXECUTIVE OFFICER

            Section 6. The chief executive officer shall report to the board of directors, shall be the chief executive officer of


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the corporation, shall have general and active management of the business of the corporation and shall see that all orders and resolutions of the board of directors are carried into effect. In the absence of the chairman of the board or in the event the board of directors shall not have designated a chairman of the board, the chief executive officer shall preside at meetings of the shareholders and the board of directors.

            Section 7. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where a signing and execution thereof shall be expressly delegated or authorized by the board of directors to some other officer or agent of the corporation.

                                  THE PRESIDENT

            Section 8. The president of the corporation shall report to the board of directors and to the chief executive officer and shall assist the chief executive officer in the discharge of his duties as directed by the chief executive officer and shall, in the absence or disability of the chief executive officer, perform the duties and exercise the powers of the chief executive officer. The president, like the chief executive officer, shall be empowered to execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and


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execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation. He shall perform such other duties and have such other powers as the board of directors shall prescribe.

                               THE VICE PRESIDENTS

            Section 9. The vice presidents in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the chief executive officer and the president, perform the duties and exercise the powers of the chief executive officer and the president. They shall perform such other duties and have such other powers as the board of directors shall prescribe.

                      THE SECRETARY AND ASSISTANT SECRETARY

            Section 10. The secretary shall attend all meetings of the board of directors and all meetings of the shareholders and record all the proceedings of the meetings of the corporation and of the board of directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the board of directors, and shall perform such other duties as may be prescribed by the board of directors, the chief executive officer, or the president, under whose supervision he shall be. He shall keep in safe custody the seal of the corporation and, when authorized by the board of directors, affix the same to any


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instrument requiring it and, when so affixed, it shall be attested by his signature or by the signature of the treasurer or an assistant secretary.

            Section 11. The assistant secretaries in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the secretary, perform the duties and exercise the powers of the secretary. They shall perform such ether duties and have such other powers as the board of directors or the secretary may from time to time prescribe.

                     THE TREASURER AND ASSISTANT TREASURERS

            Section 12. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the corporation in such depositories as may be designated by the board of directors.

            Section 13. He shall disburse the funds of the corporation as may be ordered by the board of directors, taking proper vouchers for such disbursements, and shall render to the chief executive officer, the president and the board of directors at its regular meetings or when the board of directors so requires an account of all his transactions as treasurer and of the financial condition of the corporation.


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            Section 14. If required by the board of directors, he shall give the corporation a bond in such sum and with such surety or sureties as shall be satisfactory to the board of directors for the faithful performance of the duties of his office and for the restoration to the corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money and other property of whatever kind in his possession or under his control belonging to the corporation.

            Section 15. The assistant treasurers in the order of their seniority, unless otherwise determined by the board of directors, shall, in the absence or disability of the treasurer, perform the duties and exercise the powers of the treasurer. They shall perform such other duties and have such other powers as the board of directors or the treasurer may from time to time prescribe.

                                   ARTICLE VI
                             CERTIFICATES FOR SHARES

            Section 1. The corporation shall deliver certificates representing all shares to which shareholders are entitled; and such certificates shall be signed by the president or a vice president, and the secretary or an assistant secretary of the corporation, and may be sealed with the seal of the corporation or a facsimile thereof. No certificate shall be issued for any share until the consideration therefor has been fully paid. Each


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certificate representing shares shall state upon the face thereof that the corporation is organized under the laws of the State of Texas, the name of the person to whom issued, the number and class and the designation of the series, if any, which said certificate represents, and the par value of each share represented by such certificate or a statement that the shares are without par value.

            Section 2. If the corporation is authorized to issue shares of more than one class, each certificate representing shares issued by the corporation
(1) shall conspicuously set forth on the face or back of the certificate a full statement of (a) all of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued and, (b) if the corporation is authorized to issue shares of any preferred or special class in series, the variations in the relative rights and preferences of the shares of each such series to the extent they have been fixed and determined and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series; or (2) shall conspicuously state on the face or back of the certificate that (a) such a statement is set forth in the articles of incorporation on file in the office of the Secretary of State and
(b) the corporation will furnish a copy of such statement to the record holder of the certificate without charge


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or written request to the corporation at its principal place of business or registered office.

            Section 3. If the corporation has by its articles of incorporation limited or denied the preemptive right of shareholders to acquire unissued or treasury shares of the corporation, every certificate representing shares issued by the corporation (1) shall conspicuously set forth upon the face or back of the certificate a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, or (2) shall conspicuously state on the face or back of the certificate (a) that there is on file in the office of the Secretary of State a full statement of the limitation or denial of preemptive rights contained in the articles of incorporation, and (b) that the corporation will furnish a copy of such statement to any shareholder without charge upon written request to the corporation at its principal place of business or registered office.

            Section 4. The signatures of the president or vice president and the secretary or assistant secretary upon a certificate may be facsimiles, if the certificate is countersigned by a transfer agent and registered by a registrar, other than the corporation itself or an employee of the corporation. In case any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before such certificate is issued,


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it may be issued by the corporation with the same effect as if he were such office at the date of the issuance.

                                LOST CERTIFICATES

            Section 5. The board of directors may direct a new certificate or certificates to be issued or empower the corporation's transfer agent to issue a new certificate or certificates in place of any certificate or certificates theretofore issued by the corporation which are alleged to have been lost or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost or destroyed. When authorizing such issue of a new certificate or certificates, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it shall require and/or to give the corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost or destroyed.

            Section 6. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the corporation to issue a new certificate to the person entitled


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thereto, cancel the old certificate and record the transaction upon its books.

                        RESTRICTION ON TRANSFER OF SHARES

            Section 7. If the corporation issues any shares which are not registered under the Securities Act of 1933, as amended, and registered or qualified under any applicable state securities laws, the transfer of any such shares shall be restricted in accordance with the following legend:

            "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended (the "Act"), or registered or qualified under the securities laws of any state, and the holder hereof cannot make any sale, assignment or other transfer of any shares of such stock except pursuant to an offering of such shares duly registered under the Act and registered or qualified under any applicable state securities laws, or under such other circumstances as in the opinion of counsel for or satisfactory to the issuer shall not, at the time, require registration under the Act and/or registration or qualification under any state securities law. Also said shares are "restricted securities" within the meaning of Rule 144 promulgated by the Securities and Exchange Commission under the Act and may be subject to the limitations and reporting requirements of said rule upon resale or other disposition thereof."

            Any restriction on the transfer of any security of the corporation shall be conspicuously noted on the security.

                CLOSING OF TRANSFER BOOKS AND FIXING RECORD DATE

            Section 8. For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purposes, the board of directors may provide


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that the stock transfer books shall be closed for a stated period not to exceed, in any case, fifty (50) days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books, the board of directors may fix in advance a date as the record date for any such determination of shareholders, such date in such case to be not more than fifty
(50) days, and, in case of a meeting of shareholders, not less than ten days, prior to the date on which the particular action requiring such determination of shareholders is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which the notice of the meeting is mailed or the date on which the resolutions of the board of directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except where the determination has been made through the closing of stock transfer books and the stated period of closing has expired.


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                             REGISTERED SHAREHOLDERS

            Section 9. The corporation shall be entitled to recognize the exclusive rights of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Texas.

                                  ARTICLE VII
                              GENERAL PROVISIONS

            Section 1. The board of directors may declare and the corporation may pay dividends on its outstanding shares in cash, property, or its own shares pursuant to law and subject to the provisions of its articles of incorporation.

            Section 2. The board of directors may by resolution create a reserve or reserves out of earned surplus for any proper purpose or purposes, and may abolish any such reserve in the same manner.

                             REPORT TO SHAREHOLDERS

            Section 3. The board of directors must, when requested by the holders of at least one-third (1/3) of the outstanding shares of the corporation, present written reports of the situation and amount of business of the corporation.


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                                    CHECKS

            Section 4. All checks or demands for money and notes of the corporation shall be signed by such officer or officers or such other person or persons as the board of directors may from time to time designate.

                                   FISCAL YEAR

            Section 5. The fiscal year of the corporation shall be fixed by the resolution of the board of directors.

                                      SEAL

            Section 6. The corporate seal shall have inscribed thereon the name of the corporation, and the words "Corporate Seal, Texas." The seal may be used by causing it or a facsimile thereof to be impressed or affixed or in any other manner reproduced.

                                  ARTICLE VIII
                                   AMENDMENTS

            Section 1. These bylaws may be altered, amended or repealed or new bylaws may be adopted at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting (provided notice of the proposed alteration, amendment or repeal is contained in the notice of the meeting), subject to repeal or change at any meeting of the shareholders at which a quorum is present, by the affirmative vote of a majority of the shareholders present at such meeting (provided notice of the


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
proposed alteration, amendment or repeal is contained in the notice of the meeting).


                                      -25-